UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): JUNE 12, 2006
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 12, 2006, Quanta Services, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) among the Company, as Borrower, the Company’s subsidiaries party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto. The Restated Credit Agreement amends and restates the Credit Agreement, dated as of December 19, 2003, as amended, among the Company, as Borrower, the Company’s subsidiaries party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Credit-Linked L/C Issuer, and the lenders party thereto.
The Restated Credit Agreement provides for a $300.0 million senior secured revolving credit facility maturing on June 12, 2011. The entire amount of the facility is available for the issuance of standby letters of credit, and up to $15.0 million of the facility is available for swing line loans. In addition, subject to the conditions specified in the Restated Credit Agreement, the Company has the option to increase the revolving commitments under the Restated Credit Agreement by up to an additional $125.0 million from time to time upon receipt of additional commitments from new or existing lenders. Borrowings under the Restated Credit Agreement are to be used for working capital, capital expenditures and for other general corporate purposes.
As of June 12, 2006, the Company had approximately $124.4 million of letters of credit issued under the Restated Credit Agreement and no outstanding revolving loans. The remaining $175.6 million was available for revolving loans or issuing new letters of credit. Amounts borrowed under the Restated Credit Agreement bear interest, at the Company’s option, at a rate equal to either (a) the Eurodollar Rate under the Restated Credit Agreement plus 1.25% to 1.875%, as determined by the ratio of the Company’s total funded debt to EBITDA, or (b) the Base Rate plus 0.25% to 0.875%, as determined by the ratio of the Company’s total funded debt to EBITDA. Letters of credit issued under the Restated Credit Agreement are subject to a letter of credit fee of 1.25% to 1.875%, based on the ratio of the Company’s total funded debt to EBITDA. The Company is also subject to a commitment fee of 0.25% to 0.35%, based on the ratio of its total funded debt to EBITDA, on any unused availability under the Restated Credit Agreement. The Base Rate equals the higher of (i) the Federal Funds Rate (as defined in the Restated Credit Agreement) plus 1/2 of 1% and (ii) Bank of America’s prime rate.
The Restated Credit Agreement contains certain covenants, including a maximum funded debt to EBITDA ratio, a maximum senior debt to EBITDA ratio, a minimum interest coverage ratio and a minimum consolidated net worth covenant, in each case as specified in the Restated Credit Agreement. The Restated Credit Agreement limits certain acquisitions, mergers and consolidations, capital expenditures, asset sales and prepayments of indebtedness and, subject to certain exceptions, prohibits liens on material assets. The credit facility also includes limits on the payment of dividends and stock repurchase programs in any fiscal year to an annual aggregate amount of up to 25% of the Company’s consolidated net income (plus the amount of non-cash charges that reduced such consolidated net income) for the prior fiscal year. The Restated Credit Agreement does not limit dividend payments or other distributions payable solely in capital stock.
The Restated Credit Agreement provides for customary events of default and carries cross-default provisions with the Company’s existing 4.0% convertible subordinated notes due 2007, 4.5% convertible subordinated notes due 2023 and 3.75% convertible subordinated notes due 2026 (collectively, the “Subordinated Notes”), the Company’s Underwriting, Continuing Indemnity and Security Agreement with its surety and all of the Company’s other debt instruments exceeding $10.0 million in borrowings. If an Event of Default (as defined in the Restated Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Restated Credit Agreement, amounts outstanding under the Restated Credit Agreement may be accelerated and may become or be declared immediately due and payable.
The Restated Credit Agreement is secured by a pledge of all of the capital stock of the Company’s U.S. subsidiaries, 65% of the capital stock of its foreign subsidiaries and substantially all of the Company’s assets. The Company and its subsidiaries party to the Restated Credit Agreement entered into an Amended and Restated Security Agreement and an Amended and Restated Pledge Agreement in connection with the Restated Credit Agreement. The Company’s U.S. subsidiaries guarantee the repayment of all amounts due under the Restated Credit Agreement. The Company’s obligations under the Restated Credit Agreement constitute designated senior indebtedness under the Subordinated Notes.
Banc of America Securities LLC, which acted as Sole Lead Arranger and Sole Book Manager for the Restated Credit Agreement, and some of the other lenders under the Restated Credit Agreement and their respective affiliates, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.
The foregoing summary of some of the terms of the Restated Credit Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.
Item 8.01 Other Events.
On June 15, 2006, Quanta issued a press release announcing its entry into a $300 million amended and restated revolving credit facility and the expiration and results of its cash tender offer for all of its outstanding 4.0% convertible subordinated notes due 2007. A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

99.1	Amended and Restated Credit Agreement, dated as of June 12, 2006, among Quanta Services, Inc., as Borrower, the subsidiaries of Quanta Services, Inc. identified therein, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto

99.2	Amended and Restated Security Agreement, dated as of June 12, 2006, among Quanta Services, Inc., the other Debtors identified therein and Bank of America, N.A., as Administrative Agent for the Lenders

99.3	Amended and Restated Pledge Agreement, dated as of June 12, 2006, among Quanta Services, Inc., the other Pledgors identified therein and Bank of America, N.A., as Administrative Agent for the Lenders

99.4	Press Release of Quanta Services, Inc. dated June 15, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 15, 2006

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President & General Counsel

Exhibit Index

Exhibit No.	Exhibit

99.1	Amended and Restated Credit Agreement, dated as of June 12, 2006, among Quanta Services, Inc., as Borrower, the subsidiaries of Quanta Services, Inc. identified therein, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto

99.2	Amended and Restated Security Agreement, dated as of June 12, 2006, among Quanta Services, Inc., the other Debtors identified therein and Bank of America, N.A., as Administrative Agent for the Lenders

99.3	Amended and Restated Pledge Agreement, dated as of June 12, 2006, among Quanta Services, Inc., the other Pledgors identified therein and Bank of America, N.A., as Administrative Agent for the Lenders

99.4	Press Release of Quanta Services, Inc. dated June 15, 2006